SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                 __________________________________________


                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) October 26, 2001


                          FirstFed Financial Corp.
           (Exact name of registrant as specified in its charter)



       Delaware                     1-9566                   95-4087449
(State of Incorporation)    (Commission File No.)   (IRS Employer
                                                    Identification No.)



401 Wilshire Boulevard, Santa Monica, California,            90401-1490
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code       (310) 319-6000




Total number of pages is 8
Index to Exhibit is on Page 2.

ITEM 5.  Other Events.

On October 26, 2001, the registrant, FirstFed Financial Corp., issued a press release. A copy of this press release is attached and incorporated herein as
Exhibit 99.

Item 99. Press release dated October 26, 2001.



                            S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FIRSTFED FINANCIAL CORP.




Dated: October 26, 2001           By:                       /S/
                                          Babette E. Heimbuch
                                          President and Chief Executive Officer

Contact: Douglas Goddard, Executive Vice President
      (310) 319-6014



     FIRSTFED REPORTS RESULTS FOR THE THIRD QUARTER OF 2001


     Santa Monica, California, October 26, 2001 --FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net earnings of $12.4 million or 70 cents per share of common stock for the third quarter of 2001, compared to $9.5 million or 54 cents per share of common stock for the third quarter of 2000. Net earnings for the first nine months of 2001 were $37.4 million or $2.12 per share, compared to $27.7 million or $1.58 per share for the first nine months of 2000. All per-share earnings are presented on a diluted basis.

     Net earnings improved during the third quarter and first nine months of 2001 due to increased net interest income resulting from growth in average interest-earning assets and higher interest rate spreads.

     Average interest-earning assets increased 9% over the third quarter of last year and 12% over the first nine months of last year. Asset growth was the result of record levels of loan originations.

     The interest rate spread improved to 2.70% for the third quarter of 2001 from 2.31% for the third quarter of last year. The Bank's cost of funds decreased 96 basis points compared to the third quarter of last year, while the yield on the loan portfolio decreased 56 basis points compared to the same period. In a decreasing rate environment, the Bank's cost of funds is impacted before the yield earned on its loan portfolio due to a three-month time lag before changes in the Federal Home Loan Bank Cost of Funds Index ("Index") can be implemented with respect to the Bank's loans. Due to the same factors, the interest rate spread improved to 2.67% for the first nine months of 2001 from 2.34% for the same period last year.

     The Company's general valuation allowance was $70.9 million or 1.67% of loans and real estate owned as of September 30, 2001, compared to $71.2 million or 1.81% as of December 31, 2000 and $71.7 million or 1.91% as of September 30, 2000. Non-performing assets were 0.23% of total assets as of September 30, 2001 compared to 0.19% as of December 31, 2000 and 0.25% of total assets as of September 30, 2000.

     The Company did not record a provision for loan losses during the first nine months of 2001 or the first nine months of 2000. Net loan loss recoveries of $55 thousand were recorded during the third quarter of 2001 and net loan charge-offs of $170 thousand were recorded for the first nine months of 2001. For the comparable periods of last year, the Company recorded net loan charge-offs of $181 thousand during the third quarter of 2000 and net loan loss recoveries of $605 thousand for first nine months of 2000.

     The loan portfolio (including mortgage-backed securities) increased by $35.2 million during the third quarter of 2001. The increase is attributable to loan originations of $415.9 million offset by principal amortization and loan payoffs. The loan portfolio (including mortgage-backed securities) increased by $253.5 million during the first nine months of 2001. The increase is attributable to loan originations and purchases of $1.2 billion offset by principal amortization and loan payoffs.

     On October 17, 2001, the Office of Thrift Supervision approved the Company's application to acquire Del Amo Savings Bank and Frontier Bancorp (parent of Frontier State Bank). Subject to satisfaction of all conditions, the transaction is expected to close in late November or early December, 2001. As previously announced, after consummation of the acquisition, Del Amo and Frontier State Bank will be merged into First Federal Bank of California.

     At September 30, 2001, First Federal Bank met the capital requirements necessary to be deemed "well-capitalized" for regulatory capital purposes. It has 25 full-service retail banking offices and 3 retail loan offices.


                  KEY FINANCIAL RESULTS FOLLOW


                     FIRSTFED FINANCIAL CORP.
                         AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
             (Dollars in thousands, except per share data)
                           (Unaudited)


                                                                    September 30,    December 31,
ASSETS                                                                  2001               2000


Cash and cash equivalents                                          $   69,050         $   77,677
Investment securities, available-for-sale (at  fair value)            120,679            136,537
Mortgage-backed securities, available-for-sale
  (at fair value)                                                     311,342            374,405
Loans receivable, held-for-sale (fair value of
  $3,920 and $2,246)                                                    3,920              2,246
Loans receivable, net                                               3,941,950          3,627,038
Accrued interest and dividends receivable                              25,201             28,488
Real estate                                                               819              2,189
Office properties and equipment, net                                    9,615             10,651
Investment in Federal Home Loan Bank
 (FHLB) stock, at cost                                                 88,891             80,885
Other assets                                                           22,993             25,126
                                                                   $4,594,460         $4,365,242



LIABILITIES

Deposits                                                           $2,354,058         $2,165,047
FHLB advances                                                       1,639,000          1,579,000
Securities sold under agreements to repurchase                        228,716            294,110
Accrued expenses and other liabilities                                 60,463             59,643
                                                                    4,282,237          4,097,800

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
 authorized 100,000,000 shares; issued 23,359,272
 and 23,299,707 shares, outstanding
 17,291,782 and 17,232,217 shares                                        233                 233
Additional paid-in capital                                            33,588              32,540
Retained earnings - substantially restricted                         350,803             313,411
Unreleased shares to employee stock ownership plan                      (210)               (841)
Treasury stock, at cost, 6,067,490 shares                            (75,743)            (75,743)
Accumulated other comprehensive earnings (loss),
 net of taxes                                                          3,552              (2,158)
                                                                     312,223             267,442
                                                                  $4,594,460          $4,365,242



                    FIRSTFED FINANCIAL CORP.
                         AND SUBSIDIARY
   CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS
          (Dollars in thousands, except per share data)
                           (Unaudited)


                                                Three  Months  Ended        Nine Months Ended
                                                    September 30,               September 30,


                                                   2001       2000        2001           2000
Interest income:
  Interest on loans                              $73,457     $71,967     $229,328     $199,580
  Interest on mortgage-backed securities           4,585       6,064       16,086       18,302
  Interest and dividends on investments            3,795       3,949       11,883       11,655
    Total interest income                         81,837      81,980      257,297      229,537
Interest expense:
  Interest on deposits                            22,889      25,832       74,690       73,470
  Interest on borrowings                          26,508      29,458       84,453       77,230
    Total interest expense                        49,397      55,290      159,143      150,700

Net interest income                               32,440      26,690       98,154       78,837
Provision for loan losses                              -           -            -            -
Net interest income
  after provision for losses                      32,440      26,690       98,154       78,837

Other income:
  Loan and other fees                              1,003         886        2,478        2,418
  Gain on sale of loans                              291          19          501           22
  Real estate operations, net                        609          58          383          496
   Other operating income                          1,116         987        3,305        3,157
    Total other income                             3,019       1,950        6,667        6,093

Non-interest expense
  Compensation                                     7,595       6,775       22,325       20,214
  Occupancy                                        2,201       2,022        6,180        5,999
  Other expenses                                   3,942       3,479       10,961       10,878
    Total non-interest expense                    13,738      12,276       39,466       37,091

Earnings before income taxes                      21,721      16,364       65,355       47,839
Income tax provision                               9,294       6,867       27,963       20,156
Net earnings                                     $12,427     $ 9,497     $ 37,392     $ 27,683

Other comprehensive earnings,
 net of taxes                                      2,826       3,049        5,710          496
Comprehensive earnings                           $15,253     $12,546     $ 43,102     $ 28,179

Earnings per share:
  Basic                                          $  0.72     $  0.55     $   2.17     $   1.59
  Diluted                                        $  0.70     $  0.54     $   2.12     $   1.58

Weighted average shares outstanding:
  Basic                                       17,253,063  17,217,052   17,218,177   17,420,034
  Diluted                                     17,677,749  17,441,026   17,651,674   17,566,316


                  KEY FINANCIAL RESULTS ARE HIGHLIGHTED BELOW



                                                Quarter Ended  September 30,
                                                  2001                  2000
                                   (Dollars in thousands, except per share data)
    End of period:
       Total assets                              $4,594,460          $4,252,226
       Cash and securities                       $  189,729          $  189,609
       Mortgage-backed securities                $  311,342          $  381,074
       Loans                                     $3,945,870          $3,538,328
       Core deposit intangible asset             $    8,187          $   10,445
       Deposits                                  $2,354,058          $2,159,879
       Borrowings                                $1,867,716          $1,790,822
       Stockholders' equity                      $  312,223          $  249,227
       Book value per share                      $    18.06          $    14.47
       Tangible book value per share             $    17.58          $    13.86
       Stock price (period-end)                  $    26.00          $    23.00
       Total loan servicing portfolio            $4,449,599          $4,325,125
       Loans serviced for others                 $  269,726          $  337,780
       % of Adjustable mortgages                      74.69%             92.64%

    Other data:
       Employees (full-time equivalent)                 462                 444
       Branches                                          25                  25
       Loan Offices                                       3                   4

                                                    Quarter Ended September 30,
                                                    2001                  2000
                                                     (Dollars in thousands)

Asset quality:
       Real estate (foreclosed)                    $    790            $  1,998
       Non-accrual loans                           $  9,997            $  8,456
       Non-performing assets                       $ 10,787            $ 10,454
       Non-performing assets to total assets           0.23%               0.25%
       General valuation allowance (GVA)           $ 70,931            $ 71,713
       GVA to assets with loss exposure *              1.67%               1.91%
       Loans sold with recourse                    $132,424            $155,047
       GVA for loans sold with recourse            $ 12,824            $ 12,824
       GVA to loans sold with recourse                 9.68%               8.27%
       Modified loans (not impaired)               $    934            $  1,306
       Impaired loans, net                         $ 10,081            $  8,813
       Allowance for impaired loans                $  1,850            $  1,792

Capital ratios:
       Tangible capital ratio                          6.41%               5.69%
       Core capital ratio                              6.41                5.69
       Risk-based capital ratio                       12.71               11.30
       Net worth to assets ratio                       6.80                5.86


*   Primarily the Bank's loans receivable



                                           Three Months Ended      Nine Months Ended
                                             September 30,           September 30,
                                              2001     2000         2001       2000

                                                     (Dollars in thousands)
Selected ratios:
   Expense ratios:
      Efficiency ratio                       39.06%    42.89%       37.83%     43.68%
      Expense-to-average-assets ratio         1.20      1.16         1.17       1.21
   Return on average assets                   1.08      0.90         1.10       0.90
   Return on average equity                  16.34     15.64        17.20      15.61


Yields earned and rates paid:
   Average yield on loans and
      mortgage-backed securities              7.38%     7.94%        7.85%     7.73%
   Average yield on investment portfolio **   5.85      6.62         5.64      6.22
   Average yield on all interest-
      earning assets **                       7.32      7.90         7.75      7.66
   Average rate paid on deposits              3.89      4.79         4.38      4.63
   Average rate paid on borrowings            5.54      6.55         5.92      6.22
   Average rate paid on all interest-
       bearing liabilities                    4.63      5.59         5.08      5.32
   Interest rate spread                       2.70      2.31         2.67      2.34
   Effective net spread                       2.89      2.48         2.88      2.52


                                                       Three Months Ended              Nine Months Ended
                                                           September 30,                 September 30,
                                                      2001            2000           2001          2000

                                                                (Dollars in thousands)
Averages:
         Average loans
              and mortgage-backed securities         $4,237,617     $3,908,839     $4,166,834     $3,740,957
         Average investments  ***                       174,266        148,535        191,132        163,052
         Average interest-earning assets  ***         4,411,883      4,057,374      4,357,966      3,904,009
         Average deposits                             2,335,125      2,146,262      2,279,646      2,121,575
         Average borrowings                           1,895,224      1,787,548      1,903,414      1,652,719
         Average interest-bearing liabilities         4,230,349      3,933,810      4,183,060      3,774,294
         Excess of interest-earning assets over
              interest-bearing liabilities           $  181,534     $  123,564     $  174,906     $  129,715


Loan originations and purchases                      $  415,862     $  228,798     $1,230,597     $  854,884


**  Excludes FHLB stock dividends and other miscellaneous items.
*** Excludes FHLB stock